Exhibit 10.13

WEATHERDEN

www.weatherden.co.uk

DATED

1 January 2017

Weatherden Limited

and

Evelo Biosciences, Inc.

AGREEMENT FOR THE SUPPLY OF SERVICES

WEATHERDEN

www.weatherden.co.uk

CONTENTS

1.	SUPPLY OF THE SERVICES

2.	PAYMENT FOR THE SERVICES

3.	CONFIDENTIALITY

4.	ASSIGNMENT

5.	TERMINATION

6.	REPRESENTATIONS/INDEMNITY/LIMITATION OF LIABILITY

7.	NOTICES

8.	GENERAL

SCHEDULE 1 - Description of the Services

SCHEDULE 2 - Payment Schedule

WEATHERDEN www.weatherden.co.uk

THIS AGREEMENT is made on 1 January 2017 BETWEEN:

(1)	Weatherden Limited (UK registered company 09241011) whose registered office is at 93 Jack Straws Lane, Oxford, United Kingdom (“Weatherden”); and

(2)	Evelo Biosciences, Inc., a private company incorporated in Delaware USA with company offices at 620 Memorial Drive, Suite 200, Cambridge, MA 02139, United States (“Evelo”);

each a “Party” and collectively the “Parties”.

BACKGROUND

(A)	The agreement will initially cover the period of January 1st 2017 to December 31st 2018.

(B)	During the defined period Weatherden will act as early drug development consultants to Evelo providing support across their whole portfolio.

(C)	Specifically Weatherden will provide the equivalent of 20 hours per week of a designated senior drug developer’s time, Duncan McHale, and the equivalent of eight hours per week of a designated project manager and up to the equivalent of eight hours per week of their executive chairman’s time, Houman Ashrafian.

(D)	Throughout the defined period of the agreement the commitment of each designated individual can be increased or decreased by mutual agreement in writing with the cost structure increased or decreased respectively in a pro-rated manner. Such commitments shall be subject to an initial quarterly allocation agreed to by the Parties and with any changes from the allocation in (C) documented in writing.

(E)	Additional core team members and or Weatherden Consultants may be added throughout this period. All additional personnel will be mutually agreed in writing between Weatherden and Evelo.

(F)	All reasonable business expenses incurred by Weatherden related to delivery of the Services defined in this agreement will be reimbursed by Evelo to Weatherden in addition to the support costs detailed in Annex 2. All business expenses over $500 shall be approved in writing prior to commitment.

(G)	In the event that Evelo is not satisfied with the quality of support from a member of the Weatherden team then Weatherden then following notice to Weatherden and action to rectify Weatherden will make all reasonable efforts to replace that member with another individual. Should Weatherden be unable to find a mutually

WEATHERDEN www.weatherden.co.uk

acceptable additional resource then this will be taken as mutual agreement to reduce the support from the individual and the work program reduced accordingly. If any deliverables have been provided in part or whole by such member, Weatherden shall promptly redo and/or rectify any errors in such deliverables at Weatherden’s expense to Evelo’s reasonable satisfaction. The overall work plan is detailed in Annex 1 and it is accepted that this plan will evolve throughout the defined two year period by mutual agreement of both parties

NOW IT IS AGREED as follows:

1.	SUPPLY OF THE SERVICES

1.1	Within the constraints of the funding provided by Evelo under Clause 2, Weatherden shall use all reasonable endeavours to provide Evelo with the services and deliverables which are described in the First Schedule to this Agreement (the “Services”). During the term of this Agreement and for 3 months following its termination, Weatherden shall not work with any other party in the field of immune-microbiome except with the express written agreement of Evelo. Should Weatherden terminate the agreement prematurely then this period will be extended to 12 months.

1.2	Weatherden will use all reasonable endeavours to provide the Services in conformity with the timetable outlined in the Schedule 1. Evelo shall have the right to amend Schedule 1 as reasonably necessary and upon Weatherden’s consent, not to be unreasonably withheld.

2.	PAYMENT FOR THE SERVICES

2.1	Evelo will make payment to Weatherden for the supply of the Services on the dates and in the amounts set out in this Agreement upon receipt of invoice referring to a relevant Purchase Order. Weatherden shall provide a W9 form and invoice to the address provided under section 7.1.

2.2	For the Services outlined in Annex 1, compensation is agreed at $26,560 (USD) per month to cover the Weatherden core team support costs.

2.2.1	Within thirty days of receipt of invoice, Evelo will initiate payment for these Services

2.2.2	Payments shall be made to Weatherden via wire transfer

2.3	Additional payment terms for the partnership between Evelo and Weatherden will be detailed in a subsequent agreement.

(a) All other payments to Weatherden will be made within 30 days of invoicing date.

WEATHERDEN www.weatherden.co.uk

(b) Except as otherwise required by law, Evelo shall not withhold any sums or payments made to Weatherden for social security or other federal, state or local tax liabilities, and all withholdings, liabilities, and contributions shall be solely Weatherden’s responsibility.

3.	CONFIDENTIALITY

3.1	This Agreement describes a business relationship between the parties under the November 1, 2016 Confidentiality Agreement between the parties and that Confidentiality Agreement shall apply to information exchanged hereunder. All documents, information, and materials provided to Weatherden by or on behalf of Evelo are and shall remain the property and confidential information of Evelo.

3.2	Each party will use any Proprietary Information (as defined in the Confidentiality Agreement) disclosed in connection with the Services and use such information only for purposes of performing this Agreement. For clarity, information generated by Weatherden in performing the Services for Evelo shall be Evelo’s Proprietary Information.

3.3	Neither party shall incur any obligation under Clause 3.2 with respect to information which, as evidenced by written records:

•	is known to the receiving party before the Effective Date, and not impressed already with any obligation of confidentiality to the disclosing party; or

•	is or becomes publicly known without the fault of the receiving party; or

•	is obtained by the receiving party from a third party in circumstances where the receiving party has no reason to believe that there has been a breach of an obligation of confidentiality owed to the disclosing party; or

•	is independently developed by the receiving party; or

•	is approved for release in writing by an authorised representative of the disclosing party; or

•

the receiving party is specifically required to disclose by law or pursuant to the order of any court of competent jurisdiction provided that, in the case of a disclosure under the Freedom of Information Act, none of the exemptions in that Act applies to the information and further provided that, the receiving party shall provide advance written notice to the disclosing party

WEATHERDEN www.weatherden.co.uk

If either party receives a request under the Freedom of Information Act to disclose any information, it will notify and consult with the other party. The other party will respond within five days after receiving notice if the notice requests assistance in determining whether or not an exemption in the Act applies.

4.	ASSIGNMENT

4.1	Neither party may assign or delegate or subcontract any of its obligations under this Agreement without the prior written consent of the other except to an affiliate or in connection with the sale or other disposition of substantially all the assets of the assigning party’s business to which this Agreement relates.

5.	TERMINATION

5.1	This Agreement may be terminated by either party for any breach of the obligations set out in this Agreement, by giving thirty (30) days’ written notice to the other of its intention to terminate. The notice shall include a detailed statement describing the nature of the breach. If the breach is capable of being remedied and is remedied within the thirty-day notice period, then the termination shall not take effect. If the breach is of a nature such that it can be fully remedied but not within the thirty day notice period, then termination shall also not be effective if the party involved begins to remedy the breach within that period, and then continues diligently to remedy the breach until it is remedied fully. If the breach is incapable of remedy, then the termination shall take effect at the end of the thirty day notice period in any event. In addition, this Agreement may be terminated by Evelo for any reason, by giving sixty (60) days’ written notice to Weatherden of Evelo’s intention to terminate.

5.2	Either party shall have the right to terminate this Agreement by serving written notice to the other party in the event that a party has a petition presented for its winding up otherwise than for the purpose of a bona fide amalgamation or reconstruction, or compounds with its creditors, or has a receiver or administrative receiver appointed of all or any part of its assets, or enters into any arrangements with creditors, or takes or suffers any similar action in consequence of debts.

5.3	The termination of this Agreement under Clause 5.1 or Clause 5.2 shall mean the termination as from the effective date of termination of the obligations imposed on the parties under Clauses 1 and 2. Clause 3.1 shall survive for seven until the termination of the Confidentiality Agreement. The remaining clauses shall survive termination indefinitely.

WEATHERDEN www.weatherden.co.uk

6.	REPRESENTATIONS/INDEMNITY/LIMITATION OF LIABILITY

6.1	Weatherden represents and warrants that it is authorized to enter into this Agreement and will make every effort to supply the Services with reasonable care and skill and in compliance with all applicable laws and regulations. None of the succeeding sub-clauses will operate to exclude or restrict any liability which Weatherden may have for death or personal injury resulting from negligence. Weatherden further represents and warrants that the conduct and provision of Services will not knowingly violate any patent, trade secret or other proprietary or intellectual property right of a third party.

6.2	Weatherden accepts no responsibility for any use which may be made of any work carried out under or pursuant to this Agreement, nor for any reliance which may be placed on such work or results, nor for advice or information given in connection with them, unless such arises from Weatherden’s negligence, misconduct or breach of this Agreement or any representations or warranties hereunder.

6.3	No condition is made or to be implied nor is any warranty given or to be implied as to the quality, life or wear of any materials supplied, or that they will be suitable for any particular purpose or for use under any specific conditions.

6.4	Evelo undertakes to make no claim in connection with this Agreement or its subject matter against any employee, agent or appointee of Weatherden (apart from claims based on negligence, fraud or wilful misconduct). This undertaking is intended to give protection to individuals: it does not prejudice any right which the Evelo might have to claim against Weatherden.

6.5	Except for a breach of confidentiality, the liability of either party for any breach of this Agreement, or arising in any other way out of the subject-matter of this Agreement, will not extend to loss of business or profit, or to any indirect, punitive, or consequential damages or losses.

6.6	In any event, the maximum liability of either party to the other party under or otherwise in connection with this Agreement or its subject matter shall not exceed the return of all moneys provided by the Evelo under Clause 2.1 together with interest on the balance of such moneys from time to time outstanding, accruing from day to day at the HSBC Bank UK Base Rate from time to time in force and compounded annually as at 31 December.

WEATHERDEN www.weatherden.co.uk

6.7	If any sub-clause of this Clause 6 is held to be invalid or unenforceable under any applicable statute or rule of law then it shall be deemed to be omitted, and if as a result any party becomes liable for loss or damage which would otherwise have been excluded then such liability shall be subject to the remaining sub-clauses of this clause 6.

6.8	Weatherden shall indemnify, defend and hold harmless Evelo, and its respective officers, directors, employees and agents (collectively, the “Evelo Indemnitees”) against any third party claims, to the extent arising out of or relating to: (i)any Weatherden Indemnitee’s negligence or willful misconduct in performing obligations under this Agreement; or (iii) Weatherden’s breach of this Agreement.

6.9	Weatherden shall carry insurance sufficient to meet its obligations herein, including carrying worker’s compensation, comprehensive general liability coverage with contractual liability, and professional liability/errors and omissions coverage. Upon request of Evelo, Weatherden will provide evidence of such coverage.

7.	NOTICES

7.1	Weatherden’s representative for the purpose of receiving payments, reports and other notices shall until further notice be:

Houman Ashrafian, Weatherden, 93 Jack Straws Lane, Oxford, OX3 0DW United Kingdom

XXXXXX

Evelo’s representative for the purpose of receiving invoices shall until further notice be:

Evelo Biosciences, Inc.

620 Memorial Drive, Suite 200

Cambridge, MA 02139

finance@evelobio.com, cc: Jennifer@evelobio.com

Evelo’s representative for the purpose of receiving reports and other notices shall until further notice be:

Evelo Biosciences, Inc.

620 Memorial Drive, Suite 200

Cambridge, MA 02139

Attn: Legal Department

WEATHERDEN www.weatherden.co.uk

8.	INTELLECTUAL PROPERTY

8.1	Evelo shall own all rights, including all intellectual property rights, to any inventions, documents, discoveries, improvements, ideas, processes, formulations, products, programs, works of authorship, trade secrets, know-how, information, data, reports, and all other products and/or materials arising from or made in the performance of Services (whether or not patentable) (“Inventions”) in relation to the microbiome platform. Weatherden shall disclose and hereby assigns all right, title and interest in and to all such Inventions, and shall ensure its employees and agents disclose and assign such Inventions, to Evelo.

9.	GENERAL

9.1	Clause headings are inserted in this Agreement for convenience only, and they shall not be taken into account in the interpretation of this Agreement.

9.2	Amounts specified for payment in this Agreement are stated exclusive of Value Added Tax. Whenever Evelo is obliged to make a payment to Weatherden under this Agreement which attracts Value Added, sales, use, excise or other similar taxes or duties, Evelo shall be responsible for paying such taxes and duties, except taxes based on Weatherden’s income.

9.3	If the Evelo fails to make any undisputed payment due Weatherden under this Agreement then, without prejudice to the Weatherden’s other rights and remedies consequent upon breach of this Agreement, Weatherden may charge interest on the balance outstanding, accruing from day to day at the rate of four per cent (4%) per annum above the HSBC Bank UK Base Rate from time to time in force and compounded annually as at 31 December.

9.4	If the performance by either party of any of its obligations under this Agreement shall be prevented by circumstances beyond its reasonable control, then such party shall be excused from performance of that obligation for the duration of the relevant event and the other party may terminate the Agreement without penalty.

9.5	No one except a party to this Agreement has any right to prevent the amendment of this Agreement or its termination; and no one except a party may enforce any benefit conferred by this Agreement, unless this Agreement expressly provides otherwise.

9.6	Nothing in this Agreement shall create, imply or evidence any partnership or joint venture between Weatherden and Evelo or the relationship between them of principal and agent.

9.7	Neither Weatherden nor Evelo shall use the name or any trademark or logo of the other in any press release or product advertising, or for any other commercial purpose, without the prior written consent of the other; provided, however, that publication of the sums received from Evelo in Weatherden’s Annual Report and similar publications shall not be regarded as a breach of this clause.

9.8	This Agreement and its two Schedules (which are incorporated into and made a part of this Agreement) constitute the entire agreement between the parties for the supply of the Services. Any variation shall be in writing and signed by authorised signatories for both parties.

WEATHERDEN www.weatherden.co.uk

9.9	INTENTIONALLY OMITTED

9.10	If any one or more clauses or sub-clauses of this Agreement would result in this Agreement being prohibited pursuant to any applicable competition law then it or they shall be deemed to be omitted. The parties shall uphold the remainder of this Agreement, and shall negotiate an amendment which, as far as legally feasible, maintains the economic balance between the parties.

9.11	This Agreement may be executed in any number of counterparts, each of which when executed will constitute an original of this Agreement, but all counterparts will together constitute the same agreement. No counterpart will be effective until each Party has executed at least one counterpart.

WEATHERDEN www.weatherden.co.uk

IN WITNESS of this Agreement, the Parties have executed this Agreement through their duly authorised representatives.

SIGNED for and on behalf of Weatherden Limited	)
)
)
	)	/s/ Houman Ashrafian
Name: Houman Ashrafian

Title: Executive Chairman

Date:

SIGNED for and on behalf of Evelo	)
	)	/s/ Simba Gill
Name: Simba Gill

Title: Chief Executive Officer

Date:

WEATHERDEN www.weatherden.co.uk

THIS VARIATION to the agreement made on 1 January 2017 (“initial agreement”) between:

(1)	Weatherden Limited (UK registered company 09241011) whose registered office is at 93 Jack Straws Lane, Oxford, United Kingdom (“Weatherden”); and

(2)	Evelo Biosciences, Inc., a private company incorporated in Delaware USA with company offices at 620 Memorial Drive, Suite 200, Cambridge, MA 02139, United States (“Evelo”);

Is made on 22 July 2017:

In line with the initial agreement:

Weatherden agree to provide additional Clinical Operations support to Evelo by assigning a Weatherden consultant (Harjit Singh) to provide further support to Evelo’s portfolio.

The consultant will initially be assigned to provide an additional two working days of support to Evelo from 22nd July 2017, which will increase to 5 days of support from October 1st. The support will continue until Evelo no longer require this support. The allocated time can be reduced at any point with 1 month notice in writing. For this time and until such time as Evelo reduce the time the consultant will be dedicated to Evelo. Should the current consultant no longer be available then a new consultant will be found and on agreement with Evelo will take over the support.

Evelo agree to an increase in cost structure from that outlined in the initial agreement of an additional £1000 (GDP) per day of Weatherden consultant’s time assigned to Evelo. Monthly invoices shall include actual days worked and a summary of work performed as well as breakdown of work by project. All sick or holiday time shall not be booked but indicated on the monthly invoice.

In line with the initial agreement, all reasonable business expenses incurred by the Weatherden consultant related to delivery of the services provided to Evelo by Weatherden will be reimbursed in addition to support costs. All business expenses over $250 will be approved in writing prior to commitment.

WEATHERDEN www.weatherden.co.uk

SIGNED for and on behalf of Weatherden Limited	)
)
)
	)	/s/ Duncan McHale
Name: Duncan McHale

Title: Chief Executive Officer

Date:
SIGNED for and on behalf of Evelo	)
	)	/s/ Jennifer Glennon
Name: Jennifer Glennon

Title: Vice President, Finance and Operations

Date: